Exhibit 23.6

CONSENT OF GEOGLOBAL LLC AND ABANI R. SAMAL

The undersigned on behalf of himself and GeoGlobal LLC, in connection with the prospectus supplement (the “Prospectus Supplement”) to the Registration Statement on Form S-3 (File No. 333-286531) (the “Registration Statement”) of i-80 Gold Corp. (the “Company”), hereby consents to:

i.

the public filing of, and the incorporation by reference by the Company and use of the technical report summaries titled “S-K 1300 Initial Assessment & Technical Report Summary, Lone Tree Deposit, Nevada” dated the 24th day of February 2025, with an effective date of December 31, 2024 (the “Lone Tree Deposit 1300 Report”), which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission (“S-K 1300”), and referenced in the Prospectus Supplement and the Registration Statement;

ii.

the use of and references to the undersigned’s name, including their status as an expert or “qualified person” (as defined in S-K 1300) in connection with the Prospectus Supplement and the Registration Statement; and

iii.

Any extracts or summaries from the Lone Tree Deposit 1300 Report in the Prospectus Supplement and Registration Statement and the use of any information derived, summarized, quoted or referenced from such technical report, or portions thereof, that was prepared by the undersigned, that the undersigned supervised the preparation of and/or that was reviewed or approved by the undersigned, that is included in the Prospectus Supplement and the Registration Statement.

The undersigned is responsible for authoring and this consent pertains to the Lone Tree Deposit 1300 Report. The undersigned certifies that they have read the Prospectus Supplement and the Registration Statement and that it fairly and accurately represents the information in the sections of the Lone Tree Deposit 1300 Report for which the undersigned is responsible.

This consent and our consent previously filed with the Form S-3 (File No. 333-286531) also apply to this Form S-3 registration statement filed pursuant to Rule 462.

Date: May 13, 2025

GeoGlobal LLC

By:	/s/ Abani R. Samal

Abani R. Samal